Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

DEFINITIVE

LICENSE AND TRANSFER AGREEMENT

This Definitive License and Transfer Agreement (the “Agreement”) is entered into with effect as of June 6, 2016 (the “Effective Date”) by and between Pieris Pharmaceuticals, Inc., a Nevada corporation with a place of business at 255 State Street, 9th Floor, Boston, MA 02109 and Pieris Pharmaceuticals GmbH, a German company with a place of business at Lise-Meitner-Strasse 30, 85354 Freising, Germany (collectively and together with their Affiliates, “Pieris”) and Enumeral Biomedical Holdings, Inc., a Delaware corporation with a place of business at 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140 (together with its Affiliates, “Enumeral”).

Whereas, Enumeral possesses proprietary technology and intellectual property rights related to certain antibodies; and

Whereas, Pieris wishes to obtain one or more of such antibodies for development and commercialization and a license to intellectual property related to such antibodies; and

Whereas, Enumeral is willing to provide such antibodies and license such intellectual property to Pieris for development and commercialization of novel compounds comprising fusion proteins based on such antibodies in oncology;

Whereas, the Parties previously entered into a license and transfer agreement effective April 18, 2016 (the “Original Agreement”) that contemplated the execution of this Definitive License and Transfer Agreement to fully set forth the terms of Enumeral’s license and transfer to Pieris; and

Therefore, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

Affiliate. The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate” only, the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

Anticalin®. The term “Anticalin” shall mean any mutein of any lipocalin protein or nucleic acid encoding such protein. The term “mutein” shall mean a protein or nucleic acid obtained as a result of a mutation or a recombinant DNA procedure.

BLA. The term “BLA” or “Biologics License Application” shall mean a request to the FDA for permission to introduce, or deliver for introduction, a biologic product into interstate commerce under 21 CFR § 601.2 or its foreign equivalent.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Calendar Quarter. The term “Calendar Quarter” means each three-month period in any year commencing with January 1 of such year.

Commercially Reasonable Efforts. The term “Commercially Reasonable Efforts” shall mean such level of efforts required to carry out such obligation in a manner consistent with the efforts that a pharmaceutical company comparable with Pieris would devote at the same stage of development or commercialization, as applicable, for its own internally developed therapeutic products in a similar area with similar market potential, at a similar stage of its product life, taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure involved, intellectual property considerations, the anticipated profitability of the product and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations. For avoidance of any doubt, the fact that there may be competing product developments within Pieris shall not constitute a factor to be taken into account in the determination of Commercially Reasonable Efforts. Further, for the avoidance of doubt, Commercially Reasonably Efforts do not require Pieris to seek to market any therapeutic product in every country or seek to obtain regulatory approval in every country or for every potential Indication.

Confidential Information. The term “Confidential Information” means all nonpublic information disclosed in oral, written, electronic or other form or otherwise learned by the Party receiving such information (the “Recipient”), including but not limited to information regarding the activities of the party disclosing such information (the “Discloser”), such as research, development, preclinical and clinical programs, data and results; pharmaceutical or biologic candidates and products; inventions, works of authorship, trade secrets, processes, conceptions, formulas, patents, patent applications, and licenses; business, product, marketing, sales, scientific and technical strategies, programs and results, including costs and prices; suppliers, manufacturers, customers, market data, personnel, and consultants; and other confidential matters related to Discloser. Pieris’ Confidential Information shall specifically include any and all non-public sequence information provided by Pieris to Enumeral of Anticalin proteins and/or lipocalin muteins, any and all therapeutic or diagnostic information of Anticalin proteins and/or lipocalin muteins including any therapeutic drug programs derived therefrom, any and all information disclosed by Pieris to Enumeral relating to target molecules of Anticalin proteins; provided however that Pieris shall not disclose any information related to the target molecules of any Anticalin to Enumeral without the prior written consent of Enumeral. “Enumeral Confidential Information” shall be Confidential Information disclosed by Enumeral and “Pieris Confidential Information” shall be Confidential Information disclosed by Pieris.

Developed IP. The term “Developed IP” shall have the meaning set forth in Section 6.

Enumeral IP. The term “Enumeral IP” shall mean (i) Know-How Enumeral owns or controls with respect to the First Antibody as of the Effective Date, (ii) Know-How Enumeral owns or controls with respect to any Subsequent Antibod(ies) as of the Option Exercise Date (as defined in Section 4.7) and (iii) the Patent Rights Enumeral owns or controls during the Term that are necessary for Pieris to develop and commercialize Products under this Agreement,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

including but not limited to the Patent Rights that cover the First Antibody and, as of an Option Exercise Date, any Subsequent Antibod(ies) for which the Subsequent Antibody Option was exercised; and in the case of each clause (i), (ii) and (iii) only as such Know How and Patent Rights relate to the First Antibody and/or any Subsequent Antibod(ies), methods of using, administering, manufacturing or formulating said First Antibody or Subsequent Antibod(ies). Such Patent Rights owned by Enumeral as of the Effective Date are listed in Exhibit A.

Exclusive Field. The term “Exclusive Field” shall mean any use or activity within the Field that involves a First Antibody or a Subsequent Antibody fused with or linked to one or more Anticalin proteins.

Field. The term “Field” shall mean, all therapeutic, prophylactic, diagnostic and palliative uses in oncology.

First Antibody. The term “First Antibody” shall mean, individually and collectively, the anti-PD-1 antibody clones listed in Exhibit B, and all Modifications thereof. To the extent that any Patent Rights in the Enumeral IP include any claim(s) that relate to any antibody other than those listed in Exhibit B, the First Antibody shall be limited the particular antibody clones listed in Exhibits B, and any Modifications thereof.

FDA. The term “FDA” shall mean the U.S. Food and Drug Administration.

GLP Tox Study. The term “GLP Tox Study” means, with respect to a Product, a study conducted in accordance with GLP for the purposes of assessing the efficacy, safety or the onset, severity, and duration of toxic effects and their dose dependency to establish a profile sufficient to support the filing of an investigational new drug application.

Good Laboratory Practice or GLP. The term “Good Laboratory Practice” or “GLP” means the then-current Good Laboratory Practice Standards promulgated or endorsed by FDA or in the case of any other country in the Territory, comparable regulatory standards promulgated or endorsed by that country, including those procedures expressed in or contemplated by any regulatory filings.

Indication. The term “Indication” shall mean a distinct type of disease or medical condition in humans to which a Product is directed and eventually approved in the Field. To distinguish one Indication from another Indication, the two Indications have to be (i) listed in two different blocks of the Tenth Revision of the International Classifications of Diseases and Related Health Problems of 2010 (as a way of example, any neoplasm under C15 is in a different block from any neoplasm under block C16, whereas C15.0 and C15.1 belong to the same block), and (ii) developed under a separate Phase II Clinical Trial and Phase III Clinical Trial.

Know-How. The term “Know-How” shall mean sequence information, data, knowledge and information, including chemical manufacturing data, toxicological data, pharmacological data, preclinical data, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of any Product existing as of the date of this Agreement with respect to the First Antibody, and as of the Option Exercise Date with respect to any Subsequent Antibody. For purposes of this

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Agreement, Know-How does not include antibody screening technology. Notwithstanding anything in this definition of Know-How, Enumeral shall be under no obligation to provide samples of the First Antibody or any Subsequent Antibody.

Maintenance Fee. The term “Maintenance Fee” shall have the meaning set forth in Section 4.

Major Markets. The term Major Markets means the territories of North America, European Union and Japan.

Marketing Authorization. The term “Marketing Authorization” shall mean shall mean any approvals, licenses, registrations or authorizations, including any pricing approvals, necessary for the sale of a Product on the market in any country of the Territory as granted by a competent regulatory authority.

Modifications. The term “Modifications” means an alteration, mutation or derivative of the First Antibody or any Subsequent Antibody invented, conceived or reduced to practice by or on behalf of Pieris, its Affiliates or its Sublicensees. For avoidance of doubt, Modification shall not mean the First Antibody or any Subsequent Antibody fused with or linked to an Anticalin.

Net Sales. The term “Net Sales” shall mean for a Product in a particular period, the sum of (1) and (2):

(1) the gross amount invoiced by Pieris for sale of Products to Third Parties in the Field and Territory, excluding transactions transferring a Product to a Pieris Affiliate, Sublicensee, distributor and/or agent for resale, less the sum of the following items:

(a)	customary trade, prompt payment, quantity or cash discounts to the extent actually allowed and taken;

(b)	amounts repaid or credited by reason of rejection, recalls or returns;

(c)	to the extent separately stated on purchase orders, invoices or other documents of sale, any taxes, duties, tariffs or other governmental charges levied on the production, sale, transportation, delivery or use of a Product;

(d)	outbound transportation costs prepaid or allowed and costs of insurance of transit;

(e)	discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs to the extent actually allowed and taken; and

(f)	amounts written off by reason of uncollectible bad debt, but not to exceed [***] of the Net Sales per calendar year.

No other deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Pieris and on its payroll, or for the cost of collections. Products shall be considered “sold” ninety (90) days after billing or invoicing, or upon receipt of payment, whichever comes first, provided, however, that Products are actually shipped to customers.

(2) for Sublicensees, the net sales amounts reported to Pieris in accordance with the Sublicensee contractual terms and their then-currently used accounting standards (provided, however, that such accounting standards are consistent with the US GAAP and/or IFRS or such other internationally recognized accounting standards as may be agreed by the Parties).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Party. The term “Party” shall mean Pieris or Enumeral, as the case may be, and “Parties” shall mean Pieris and Enumeral collectively.

Patent Rights. The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part to any of the foregoing.

Phase I Clinical Trial. The term “Phase I Clinical Trial” means a human clinical trial for any Product in any country that would satisfy the requirements of 21 CFR 312.21(a).

Phase II Clinical Trial. The term “Phase II Clinical Trial” means a human clinical trial conducted in any country that would satisfy the requirements of 21 CFR 312.21(b) and is intended to explore one or more doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety, for any Product in the target patient population.

Phase III Clinical Trial. The term “Phase III Clinical Trial” means a clinical trial in an extended human patient population designed to obtain data determining efficacy and safety of any Product to support regulatory approvals in the proposed therapeutic indication, as more fully defined in 21 C.F.R. §312.21(c), or its successor regulation, or the equivalent in any foreign country.

Product. The term “Product” means a fusion protein, protein construct, or formulation comprising such fusion protein or protein construct, that incorporates all or part of a First Antibody, Subsequent Antibody or Modification, wherein the First Antibody, Subsequent Antibody, or portion thereof is fused with or linked to at least one Anticalin moiety. The term “Product” also includes such protein construct as may further comprise one or more additional moieties; provided that at least one is an Anticalin moiety. The term “Product” expressly includes bi-specific and multi-specific fusion proteins or protein constructs against at least two and up to an unlimited number of targets.

Royalty Term. The term “Royalty Term” shall mean, on a product-by-product and country-by-basis, the period of time commencing on the date of first commercial sale of the Product in a given country and ending on the later of the date that is: (a) ten (10) years after the date of the first commercial sale of the Product in such country; or (b) with respect to (i) the First Antibody, the expiration of the last to expire, to lapse, or to be abandoned of any Valid Claim in the Patent Rights in the Enumeral IP that cover the manufacture, use, offer for sale, sale or import of the Product that are filed as of the Effective Date, or that claim priority from the Patent Rights in the Enumeral IP that cover the manufacture, use, offer for sale, sale or import of the Product that are filed as of the Effective Date, and (ii) each Subsequent Antibody, the expiration of the last to expire, to lapse, or to be abandoned of any Valid Claim in the Patent Rights in the Enumeral IP that cover the manufacture, use, offer for sale, sale or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

import of the Product that are filed as of the Option Exercise Date for such Subsequent Antibody, or that claim priority from the Patent Rights in the Enumeral IP that cover the manufacture, use, offer for sale, sale or import of the Product that are filed as of the Option Exercise Date for such Subsequent Antibody.

Sublicensee. The term “Sublicensee” shall mean an entity to which Pieris has licensed any right (through one or multiple tiers) pursuant to this Agreement.

Subsequent Antibody. The term “Subsequent Antibody” or “Subsequent Antibodies” shall mean, individually or collectively the antibody or antibodies, and all Modifications thereof, which principally and specifically bind(s) to one of the targets known as [***] and/or [***] as will be described in Exhibit C that is or are licensed to Pieris pursuant to Section 4.7. To the extent that any Patent Rights in the Enumeral IP include any claim(s) that relate to any antibody other than those listed in Exhibit C, the Subsequent Antibody or Subsequent Antibodies shall be limited the particular antibody clones listed in Exhibit C, and any Modifications thereof. For avoidance of doubt, any Subsequent Antibody includes any murine, chimeric and humanized versions of the antibody or the antibodies generated through the Option Exercise Date.

Subsequent Antibody Option. The term “Subsequent Antibody Option” shall have the meaning set forth in Section 4.7.

Territory. The term “Territory” shall mean all countries of the world.

Term. The term “Term” shall have the meaning set forth in Section 9.1.

Third Party. The term “Third Party” shall mean any party other than Pieris or Enumeral.

Valid Claim. The term “Valid Claim” means any claim of an issued and unexpired patent which claim has not been revoked or held unenforceable, unpatentable, or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer (including through terminal disclaimer), and is not lost through an interference proceeding, inter partes review, post-grant review proceeding or foreign equivalent, that is unappealable as a matter of right or unappealed within the time allowed for appeal.

2. Grant of License, Transfer, and Exclusive Field

2.1 License to Pieris. Subject to the terms and conditions hereof, Enumeral hereby grants to Pieris during the Term a currently effective, royalty bearing, non-exclusive (except as to the Exclusive Field) right and license (including the right to sublicense through multiple tiers pursuant to the terms and conditions herein), under Enumeral IP, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sold and have sold Products in the Field and in the Territory. The license to Pieris includes the right to make Modifications to any First Antibody and any Subsequent Antibody elected under Section 4.7.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.2 Transfer. The Parties acknowledge that, pursuant to Section 2.2 of the Original Agreement, Enumeral has provided sequence information and Know-How related to the First Antibody. Within ten (10) days of the Option Exercise Date, Enumeral shall provide to Pieris any requested Know-How related to any Subsequent Antibody generated by Enumeral through the Option Exercise Date. To the extent not already in the possession of Pieris, this shall include all sequence information for any Subsequent Antibody, including any humanized or chimeric versions of such antibody.

2.3 Exclusive Field. Until the completion of all royalty payments under Section 4.5, Enumeral hereby covenants and agrees it shall not practice in the Exclusive Field. During the Royalty Term, Enumeral shall not conduct any research or development activities in the Exclusive Field, file any patent applications claiming any invention in the Exclusive Field, or assist any Third Party in doing so. Enumeral shall not out-license any Enumeral IP to any Affiliate or Third Party for use in the Exclusive Field, and shall, if applicable, include in any out-license or other agreement a restriction prohibiting the use of a First Antibody and/or Subsequent Antibody in the Exclusive Field. Enumeral shall remain responsible for enforcement of this Section and shall be liable for any breach of this Section by any licensee or sublicensee of Enumeral that violate this Section. Notwithstanding the foregoing, nothing herein shall be deemed to prevent any Third Party from acquiring Enumeral, even if it is engaged in the research, development or sale of lipocalins, provided it does not use lipocalins or lipocalin muteins with the First Antibody, Subsequent Antibody, or portion thereof in any research or development efforts during the Term.

2.4 Sublicenses. Pieris shall have the right to sublicense or subcontract (through multiple tiers) without the prior consent of Enumeral; provided, however, that in the event of such sublicensing, (a) such Sublicensees will be subject to at least the same confidentiality and diligence obligations Pieris has hereunder, and (b) Pieris will remain liable for all the terms and conditions of this Agreement and for any breach by the Sublicensee of these terms, (c) Pieris promptly notifies Enumeral of any Sublicense along with the identity of the applicable Sublicensee(s), and (d) all Sublicenses shall be in writing. Pieris shall not sublicense the First Antibody, any Subsequent Antibody or a Modification unless it is part of a Product.

3. Diligence.

3.1 Diligence. During the Term of the Agreement, Pieris shall use Commercially Reasonable Efforts to develop at least one Product for sale in at least each of the Major Markets.

4. Payments.

4.1 Initial Fee. The Parties acknowledge that Pieris has paid to Enumeral an initial fee of $250,000 consistent with Section 4.1 of the Original Agreement.

4.2 Maintenance Fee. The Parties acknowledge that Pieris has paid to Enumeral a maintenance fee of $750,000 on May 31, 2016 (“Maintenance Fee”).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.3 Development Milestone Payments. With respect to each of the First Antibody and the Subsequent Antibody, Pieris shall pay the following milestone payments to Enumeral by the later of (i) [***] days of the occurrence of [***] Product (and [***] and [***] Product) to achieve each of the following events and (ii) [***] days of the occurrence of the following events for any corresponding milestone payment with respect to any payment from Sublicensee to Pieris:

Development Event	[***] Product, [***] Indication	[***] Product or Indication	[***] Product or Indication
Start of GLP Tox Studies	[***]	[***]	[***]
Phase I Clinical Trial initiation (first in person dosing)	[***]	[***]	[***]
Phase II Clinical Trial initiation (first in patient dosing)	[***]	[***]	[***]
Phase III Clinical Trial initiation	[***]
BLA filing US	[***]
BLA or other marketing authorization filing EU	[***]
BLA or other marketing authorization filing JP	[***]
BLA or other marketing authorization approval US	[***]
BLA or other marketing authorization approval EU	[***]
BLA or other marketing authorization approval JP	[***]
Total	[***]
Grand Total	$37,750,000 (thirty seven million seven hundred and fifty thousand dollars)

In no event shall milestone payments paid by Pieris under this Section 4.3 exceed $37,750,000 (thirty-seven million seven hundred and fifty thousand dollars) for the First Antibody and $37,750,000 (thirty-seven million seven hundred and fifty thousand dollars) for the Subsequent Antibody.

4.4 Sales Milestone Payments. With respect to each of the First Antibody and the Subsequent Antibody, Pieris shall pay the following sales milestone payments to Enumeral by the later of

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(i) [***] days of the occurrence of [***] Product to achieve each of the following events and (ii) [***] days of the occurrence of the following events for any corresponding milestone payment with respect to any payment from Sublicensee to Pieris:

Net sales threshold	[***] Product	[***] Product
1st year with Net Sales [***]	[***]	[***]
1st year with Net Sales [***]	[***]	[***]
1st year with Net Sales [***]	[***]	[***]
Total	[***]	[***]
Grand Total	$67,500,000 (sixty seven million five hundred thousand dollars)

In no event shall milestone payments paid by Pieris under this Section 4.4 exceed $67,500,000 (sixty-seven million five hundred thousand dollars) for the First Antibody and $67,500,000 (sixty-seven million five hundred thousand dollars) for the Subsequent Antibody. Net Sales shall be calculated on a worldwide basis.

4.5 Royalty Payments. During the Royalty Term, Pieris shall pay the following royalty payments to Enumeral within the time set forth in Section 5.2(b):

Royalty Tier	Royalty Rate on incremental annual Net Sales
[***] in Net Sales	[***]
[***] in Net Sales	[***]
[***] in Net Sales	[***]
[***] in Net Sales	[***]

Royalty payments under this Section 4.5 shall be incremental and calculated and paid on a Product-by-Product and on a worldwide basis. For avoidance of doubt, the Royalty Term shall be on a country-by country basis and a royalty under this Section 4.5 shall not be paid for Net Sales in countries where the Royalty Term has expired. After the Royalty Term has expired, on a country-by-country basis, the license granted to Pieris under Section 2.1 shall be fully paid up, irrevocable, and royalty-free.

4.6 Royalty Payment Reduction.

4.6(a) In the event that it becomes necessary for Pieris to enter into a license agreement, or other agreement, and pay a license fee or royalty to any Third Party due solely to the inclusion of a First Antibody or Subsequent Antibody in a Product, the royalty payment described in Section 4.5 shall be reduced by the amount of such Third Party payment, up to [***] of the royalty payment for each calendar year. For the avoidance of doubt, in no event shall the royalty rate under Section 4.5 be reduced by more than [***] in any period.

4.6(b) In the event that no valid patent claim issues from the Enumeral IP covering the First Antibody or Subsequent Antibody in a country or that all claims of the Enumeral IP covering the First Antibody or Subsequent Antibody are subsequently invalidated in a country, then the royalty shall be reduced by fifty percent (50%) for the duration of the Royalty Term on a country-by-country basis. For the avoidance of doubt, in no event shall the royalty rate under Section 4.5 be reduced by more than fifty percent (50%) in any period.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.7 Subsequent Antibody Option.

(a) Enumeral hereby grants to Pieris an exclusive option, for a period ending on May 31, 2017, to license one or both Subsequent Antibodies in order to develop and commercialize one or more additional Products within the Field (“Subsequent Antibody Option(s)”).

(b) To the extent that additional Know-How related to a selected Subsequent Antibody is generated through May 31, 2017, then Enumeral shall provide Pieris with such Know-How upon Pieris’ request prior to and through the Option Exercise Date. For avoidance of doubt, his includes full sequence information for any humanized or chimeric versions of any Subsequent Antibody.

(c) If Pieris wishes to exercise one or two Subsequent Antibody Options, Pieris shall provide written notice to Enumeral of its election to exercise the option during the period commencing on the Effective Date and ending on May 31, 2017 (the “Option Period”). Exercise of a Subsequent Antibody Option shall be by delivering to Enumeral written notice of Pieris’s election specifying the Subsequent Antibody(ies), accompanied by the applicable payment amount(s) specified below. The date on which such written notice and related payment for a Subsequent Antibody is received by Enumeral is referred to as an “Option Exercise Date.” For the avoidance of doubt, Pieris may exercise the Subsequent Antibody Options separately and on different dates during the Option Period. If Pieris exercises the Subsequent Antibody Option for one Subsequent Antibody, Pieris shall pay Enumeral [***]. If Pieris exercises the Subsequent Antibody Option for the other Subsequent Antibody, Pieris shall pay Enumeral [***]. In the event that Pieris exercises the Subsequent Antibody Options for both [***] and [***], Pieris shall pay Enumeral an aggregate amount of [***].

(d) Within [***] days of such payment(s) according to Section 4.7(c), Enumeral shall provide to Pieris, to the extent not already in Pieris’ possession, Know-How Enumeral owns or controls for any Subsequent Antibody useful or necessary for Pieris to develop and commercialize Products under this Agreement. Such Know-How explicitly includes sequence information for any Subsequent Antibody. For avoidance of doubt, this further includes all sequence information for any humanized or chimeric version of any Subsequent Antibody that may be generated in the ordinary course of business through the applicable Option Exercise Date.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(e) Should Pieris exercise the Subsequent Antibody Option(s), the license(s) to the Subsequent Antibod(ies) shall be effective as of the applicable Option Exercise Date.

(f) In the event that Pieris exercises the Subsequent Antibody Option(s), this Agreement shall apply to the Subsequent Antibody(ies) mutatis mutandis as if the Subsequent Antibody(ies) were a new First Antibody, meaning all terms shall apply to it or them in addition to the application of the terms to the First Antibody.

(g) For the avoidance of doubt, Pieris is under no obligation to exercise one or both Subsequent Antibody Option(s) or make the payment described in this Section 4.7. If Pieris does not exercise the Subsequent Antibody Option(s), this Agreement shall continue to be effective.

4.8 Development and Commercialization. Pieris shall be solely responsible for development and commercialization of all Products under this Agreement, and shall have no obligation to consult with Enumeral regarding such development or commercialization activities.

5. Reports; Payments; Records.

5.1 Reports and Payments.

(a) Reports. Within [***] days after the conclusion of each Calendar Quarter commencing with the first Calendar Quarter in which Net Sales are generated, Pieris shall deliver to Enumeral a report containing the following information (in each instance, on a Product-by-Product basis):

(i) the amount of Products sold, leased or otherwise transferred or performed by Pieris, its Affiliates and Sublicensees for the applicable Calendar Quarter;

(ii) the gross amount billed or invoiced for Products sold, leased or otherwise transferred or performed by Pieris, its Affiliates and Sublicensees during the applicable Calendar Quarter;

(iii) a calculation of Net Sales for the applicable Calendar Quarter;

(iv) the total amount payable to Enumeral in U.S. Dollars on Net Sales for the applicable Calendar Quarter, together with the exchange rates used for conversion.

Each such quarterly report shall be certified on behalf of Pieris by its chief financial officer as true, correct and complete in all material respects. If no amounts are due to Enumeral for a particular Calendar Quarter, the report shall so state. To the extent that any of the information described in this Section 5.1(a) is not received from a Sublicensee, Pieris shall not be required to provide such information to Enumeral but shall take actions to obtain such information.

(b) Payment. Within the later of (i) [***] days after the end of each Calendar Quarter and (ii) [***] days after the end of each Quarter with respect to any payment from any Sublicensee, Pieris shall pay Enumeral all amounts due with respect to Net Sales for the applicable Calendar Quarter.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.2. Payment Currency. All payments due under this Agreement will be paid in U.S. Dollars. Conversion of foreign currency to U.S. Dollars will be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the applicable Calendar Quarter. Such payments will be without deduction of exchange, collection or other charges.

5.3. Records. Pieris shall maintain, and shall, if applicable, cause its Affiliates to maintain, complete and accurate records of Products that are sold, leased or transferred under this Agreement, any amounts payable to Enumeral in relation to such Products, which records shall contain sufficient information to permit Enumeral to confirm the accuracy of any reports or notifications delivered to Enumeral under Section 5.1. Pieris and its Affiliates, as applicable, shall retain such records relating to a given Calendar Quarter for at least [***] years after the conclusion of that Calendar Quarter, during which time Enumeral will have the right, at its expense, to cause an independent, certified public accountant to inspect such records of Pieris during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Pieris’ compliance with the terms hereof. Such accountant or other auditor, as applicable, shall not disclose to Enumeral any information other than information relating to the accuracy of reports and payments delivered under this Agreement. The Parties shall reconcile any underpayment or overpayment within [***] days after the accountant delivers the results of the audit. If any audit performed under this Section 5.3 reveals an underpayment in excess of [***] in any calendar year, Pieris shall reimburse Enumeral for all amounts incurred in connection with such audit. For avoidance of doubt, Enumeral shall not have the right to audit or inspect Sublicensee(s) directly but may audit or inspect any applicable materials received from Sublicensee and in the possession of Pieris. Pieris, however, shall audit Sublicensees and require royalty and milestone reports in connection with any Sublicense. Enumeral may exercise its rights under this Section 5.3 only once every 12-month period and only with reasonable prior notice.

5.4. Late Payments. Any payments by Pieris that are not paid on or before the date such payments are due under this Agreement will bear interest at [***] per month. Interest will accrue beginning on the first day following the due date for payment and will be compounded quarterly. Payment of such interest by Pieris shall not limit, in any way, Enumeral’s right to exercise any other remedies Enumeral may have as a consequence of the lateness of any payment.

5.5. Payment Method. Each payment due to Enumeral under this Agreement shall be paid by check or wire transfer of funds to Enumeral’s account in accordance with written instructions provided by Enumeral. If made by wire transfer, such payments shall be marked so as to refer to this Agreement.

5.6. Withholding and Similar Taxes. Enumeral will be responsible for and will pay all applicable taxes on all payments received from Pieris in connection with this Agreement. If Pieris is required to withhold any amounts payable hereunder to Enumeral due to the applicable laws of any country, such amount will be deducted from the payment to be made by Pieris and remitted to the appropriate taxing authority for the benefit of Enumeral. Pieris will withhold only such amounts as are required to be withheld by applicable law in the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

country from which payment is being made. Pieris shall submit to Enumeral originals of the remittance voucher and the official receipt evidencing the payment of the corresponding taxes with the applicable royalty report. Pieris will cooperate with Enumeral to provide such information and records as Enumeral may require in connection with any application by Enumeral to the tax authorities in any country, including attempt to obtain an exemption or a credit for any withholding tax paid in any country.

6. Intellectual Property.

6.1 Product Intellectual Property. Pieris shall have the right to file patent applications on inventions developed by, at the direction of, or under the sponsorship of Pieris (including but not limited to inventions conceived by Pieris employees, contractors, consultants, and/or Sublicenses) related to any Product, materials, processes or other intellectual property generated under this Agreement including any methods of manufacture, methods of use, or formulations thereof (“Developed IP”). Developed IP includes but is not limited to intellectual property directed to the sequence for any Product, Modifications of the First Antibody and any Subsequent Antibody elected under Section 4.7, and formulations, methods of use, and methods of manufacture thereof. In the event of termination of this Agreement, Pieris shall continue to own such intellectual property.

7. Liability and Indemnification.

7.1 Indemnity by Enumeral. Enumeral shall indemnify, defend and hold harmless Pieris, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Pieris Indemnitees”) from and against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) (i) incurred by or imposed upon the Pieris Indemnitees, or any of them, as a result of any claim by the Massachusetts Institute of Technology (“MIT”), Whitehead Institute for Biomedical Research, the General Hospital Corporation (d/b/a Massachusetts General Hospital), the President and Fellows of Harvard College, and Howard Hughes Medical Institute (collectively the “MIT Agreement Parties”) in connection with any agreement between the MIT Agreement Parties and Enumeral, or (ii) incurred by or imposed upon any Pieris Indemnitees, as a direct result of claims, suits, actions, demands by, or judgments in favor of, Third Parties arising out of or resulting from a breach of the representations and warranties hereunder (collectively, the “Pieris Indemnity Claims”).

7.2 Indemnity by Pieris. Pieris shall indemnify, defend and hold harmless Enumeral, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Enumeral Indemnitees”) against any Losses incurred by or imposed upon any Enumeral Indemnitees, as a direct result of claims, suits, actions, demands by, or judgments in favor of, Third Parties arising out of or resulting from (i) the development, commercialization, manufacture or use of any Product either before or after the receipt of any Marketing Authorization or (ii) any breach of the representations and warranties hereunder (collectively, the “Enumeral Indemnity Claims”).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.3 Conditions for Indemnification. A Person seeking recovery under this Section 7 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from whom indemnification is sought (the “Indemnifying Party”); and provided that the Indemnifying Party is not contesting its obligation under this Section 7, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; and further provided, that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Section 7.

7.4 Insurance. Each Party shall procure and maintain insurance, including, as applicable to Pieris and any of its Affiliates, product liability insurance, or shall self-insure, in each case in a manner adequate to cover its obligations under this Agreement and consistent with normal business practices of prudent companies similarly situated at all times during the Term and for a period of five (5) years thereafter. Each Party shall procure insurance or self-insure at its own expense. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Section 7. Each Party shall provide the other Party with written evidence of such insurance or self-insurance upon request. Each Party shall provide the other Party with prompt written notice prior to the cancellation, non-renewal or material change in such insurance.

8. Confidentiality.

8.1 Treatment of Confidential Information. With respect to Confidential Information of Discloser, Recipient agrees to: (a) use such Confidential Information solely as contemplated by this Agreement (including by Pieris for the development and commercialization of one or more Products) and for no other purpose; (b) hold such Confidential Information in confidence and not to disclose such Confidential Information to others, except to its employees, consultants and representatives who require Confidential Information in order to carry out the Purpose and who are subject to binding obligations of confidentiality and restricted use at least as protective as those of this Agreement; (c) protect the confidentiality of such Confidential Information using at least the same level of efforts and measures used to protect its own valuable confidential information, and at least commercially reasonable

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

efforts and measures; and (d) notify Discloser as promptly as practicable of any unauthorized use or disclosure of such Confidential Information of which Recipient becomes aware.

8.2 Exceptions to Confidential Treatment. The obligations of Section 8.1 shall not apply to any Confidential Information that: (a) Recipient knew before learning it under this Agreement, as demonstrated by written records predating the date it was learned under this Agreement; (b) is now, or becomes in the future, publicly available except by an act or omission of Recipient; (c) a Third Party discloses to Recipient without any restriction on disclosure or breach of confidentiality obligations to which such Third Party is subject; or (d) Recipient independently develops without use of or reference to Confidential Information, as demonstrated by Recipient’s written records contemporaneous with such development.

8.3 Required Disclosures. Notwithstanding Section 8.1, Recipient may disclose Discloser’s Confidential Information to the extent and to the persons or entities required under applicable governmental law, rule, regulation or order provided that Recipient (a) first gives prompt written notice of such disclosure requirement to Discloser so as to enable Discloser to seek any limitations on or exemptions from such disclosure requirement and (b) reasonably cooperates at Discloser’s request in any such efforts by Discloser.

8.4 Ownership of Confidential Information. Subject to Section 8.6, Discloser retains all right, title and interest in and to its Confidential Information.

8.5 Publicity. Under the terms and conditions of the Original Agreement, the parties have filed Form 8-K statements and Enumeral has issued a press release. The Parties shall agree on the content of each Party’s respective Form 8-K statements and an Enumeral Press Release in connection with this Agreement prior to the filing or disclosure of such statements and press release. No disclosure of the existence, or the terms, of this Agreement or the Original Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, promotion, news release or disclosure relating to this Agreement or the Original Agreement or their subject matter, without the prior express written permission of the other Party, except as otherwise set forth herein and/or to the extent as may be required by law or regulation (including, but not limited to, federal and state securities laws), for which prior written permission is not required. With respect to any filing of this Agreement with the U.S. Securities and Exchange Commission, each Party will provide the other Party with reasonable advance notice and a copy of the portion of such proposed filing to which the Agreement directly relates. Each Party may provide comments and/or requests regarding any proposed confidential treatment of the Agreement or the terms and conditions of the Agreement, as the case may be, and the other Party will consider any reasonable comments and requests made with respect to such filing, provided that such comments and requests are consistent with applicable law and regulation. The Parties will agree to propose redaction of the same information on any confidential treatment application for this Agreement and the Original Agreement. Notwithstanding this Section 8.5, each Party shall be permitted to issue, at a later date, public filings, presentations and press releases regarding this Agreement or the Original Agreement that contain information from the Parties’ Form 8-K

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

statements attached as Exhibit D to the Original Agreement, the Enumeral press release attached as Exhibit E to the Original Agreement, and the Form 8-K statements and Enumeral press release agreed to by the Parties in connection with this Agreement.

8.6 Ownership of Information and Data. All information generated by Pieris using Enumeral Confidential Information that is related to the Product shall be the sole property of Pieris and Pieris shall have the unlimited right to use and disclose such information. All information related to the Product, whether generated using Enumeral Confidential Information or otherwise, shall be the sole property of Pieris. Pieris shall have no obligation to disclose the information described in this Section 8.6 to Enumeral.

8.7 Third Party Disclosure. Notwithstanding anything in this Section 8, either Party may share the existence and terms of this Agreement, the Original Agreement, and Enumeral Confidential Information related to the First Antibody and, if applicable, Subsequent Antibody with Third Parties under an obligation of confidentiality at least as restrictive as those of this Agreement and the CDA (as defined below) without the prior consent of the other Party. This includes the right to provide such information to potential investors in order to facilitate investment financing in connection with the development of one or more Products by Pieris. In all events, each Party remains subject to its obligations set forth herein and in the CDA.

8.8 Prior Agreements. The parties have previously entered into a Mutual Confidential Disclosure Agreement, dated October 9, 2015 (the “CDA”), a Material Transfer and Non-Disclosure Agreement, dated January 27, 2016 (the “MTA”), and the Original Agreement. Confidential Information under this Agreement includes all non-public information disclosed in connection with the CDA, the MTA, or the Original Agreement. To the extent that there are any inconsistencies, this Agreement supersedes the CDA, and the MTA. Further, this Agreement replaces and supersedes the Original Agreement.

9. Term and Termination.

9.1 Term. The Term of this Agreement shall be from the Effective Date and, in the absence of early termination as provided for below, shall expire upon the expiration of the last to expire patent in the Enumeral IP.

9.2 Termination by Pieris. Pieris may terminate this Agreement at any time upon thirty (30) days’ notice.

9.3 Termination by Enumeral. Enumeral may terminate this Agreement if Pieris breaches any of its material obligations under this Agreement and fails to cure such breach within sixty (60) days (or thirty (30) days with respect to a breach of payment obligations by Pieris) following its receipt of written notice thereof from Enumeral if such breach is curable within the aforesaid period; provided, however, that, without limiting the application of Section 12.3 to this Agreement, if there is a dispute between the Parties in connection with such termination under this Section 9.3 shall be subject to the dispute resolution procedures of Section 12.3.

9.4 Termination for Insolvency. A Party shall have the right to terminate this Agreement in its entirety upon immediate written notice if the other Party (i) applies for or consents to the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all of a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code (as defined below) of any country, (iv) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code of any country, (v) takes a corporate action for the purpose of effecting any of the foregoing, or (vi) has an order for relief against it entered in an involuntary case under the Bankruptcy Code of any country and, in any of (i) through (v) above, the application, assignment, commencement, filing, or corporate action continues unstayed for, and/or is not otherwise discharged or withdrawn on or before, a period of sixty (60) days.

9.5 Effect of Termination. In the event of a termination of this Agreement, Pieris may retain and shall not be required to provide Enumeral with information or materials related to any Products created or developed in connection with this Agreement, including the material described in Section 8.6.

9.6 Survival. The following Sections shall survive termination or expiration of this Agreement:1, 4 (to the extent any payments are or will be earned as of or after termination), 5 (to the extent any payments are or will be earned as of or after termination), 6.1, 7, 8, 9, 10, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7 and 12.9.

10. Representations and Warranties.

10.1 No Notice of Infringement. Enumeral warrants and represents that it has not received a cease and desist letter or otherwise been informed by a Third Party that it may be infringing intellectual property related to the First Antibody or Subsequent Antibody or that would otherwise adversely impair Pieris’ ability to develop and commercialize Products under this Agreement.

10.2 No Conflicting Obligation. Enumeral warrants and represents that it has the ability to enter into this Agreement and that no agreement with any Third Party, including MIT, conflicts with this Agreement.

10.3 Mutual Representations and Warranties. Pieris and Enumeral each represents and warrants to the other, as of the Effective Date (except as otherwise noted), as follows:

(a) Organization. It is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(b) Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or company action and will not violate (a) such Party’s certificate of incorporation or bylaws (or equivalent organizational documents), (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any applicable laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c) Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

(d) No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(e) Compliance with Law. During the Term, it will comply, and will ensure that its Affiliates comply, with all local, state, federal and international laws and regulations in all material respects in connection with its obligations hereunder, including, with respect to Pieris, those laws and regulations relating to the development, manufacture, use, sale and importation of Products.

11. Patent Prosecution and Enforcement

11.1 Prosecution. It is the intent of the Parties to pursue Patent Rights within the Enumeral IP collaboratively to provide patent protection for the Products. In each country where patent protection is sought, Enumeral shall make a good faith effort to obtain claims adequate to provide patent protection for the First Antibody and any Subsequent Antibody moiety of the Products. Enumeral shall provide copies of all patent applications, office actions and draft responses, proposed claims, and other substantive filings to Pieris with sufficient time for Pieris to review and provide comments to Enumeral related to the First Antibody and any Subsequent Antibody licensed hereunder in the Field but only as it relates to a Product. Enumeral shall give good faith consideration to Pieris’ comments and proposed claim amendments or additions.

11.2 Prosecution Costs. Enumeral shall be responsible for all costs associated with the filing, prosecution and maintenance of the Patent Rights within the Enumeral IP.

11.3 Third Party Infringement.

(a) General.

(i) Notice. During the Term, each Party shall promptly report in writing to the other Party any known or suspected infringement of any Enumeral IP, or any unauthorized use or misappropriation of any Enumeral Know-How (each, an “Infringement”), of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such knowledge or suspicion.

(ii) Right to Enforce. Enumeral shall have the right, but not the obligation, to address such known or suspected infringement or misappropriation of the Enumeral IP licensed hereunder by taking reasonable enforcement action, including warning letters, legal proceedings, and settlement, provided that Enumeral shall take no steps to address such known or suspected infringement or misappropriation of the Enumeral IP licensed hereunder to the extent that the infringement or misappropriation relates to a Product in any way, including in the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

event of a biosimilar or follow-on-biologic product or any drug or composition that includes an Anticalin, without the prior written consent of Pieris. Enumeral shall keep Pieris fully informed about such enforcement action, and Pieris shall provide all reasonable cooperation to Enumeral. Pieris agrees to join any action as a party to the extent necessary in any litigation. Enumeral shall not take any position with respect to, or compromise or settle, any such Infringement in a way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of any Enumeral IP, without the prior written consent of Pieris, which consent shall not be unreasonably withheld. If Enumeral does not intend to undertake enforcement action in response to an Infringement of Enumeral IP, or ceases to diligently pursue an enforcement action with respect to an Infringement, it shall promptly inform Pieris. All costs, including attorneys’ fees, relating to enforcement action under this Section 11.3(a)(ii) shall be borne solely by Enumeral.

(iii) Cooperation. Pieris shall have the right to participate in and to be represented by counsel of its choice, in an enforcement action that involves Enumeral IP and relates to a Product under Section 11.3(a)(ii). Enumeral agrees to keep Pieris informed concerning any such enforcement action, to consult with Pieris concerning litigation strategy, and to give good faith consideration to Pieris’s comments and requests concerning such action. In all such enforcement actions, the Parties shall cooperate with and assist each other in all reasonable respects.

(b) Allocation of Proceeds. In any enforcement action that involves Enumeral IP and relates to a Product under Section 11.3(a)(ii), the proceeds (whether in the form of damages or payout from a settlement) first shall be allocated toward reimbursement of costs and expenses incurred by Enumeral pursuant to Section 11.3(a)(i), and then toward reimbursement of costs and expenses incurred by Pieris. Thereafter, Enumeral shall be entitled [***] and Pieris shall be entitled to [***] of the remaining proceeds.

11.4 Defense of Third Party Claims. If the manufacture, use, offer for sale, sale or import of any Product becomes the subject of a third party claim or assertion of misappropriation of Know-How or infringement of third party Patent Rights, the Party first having notice of the claim or assertion shall notify the other Party promptly, and the Parties shall confer to consider an appropriate course of action. Pieris shall have the right to defend itself in any lawsuit that names it as a defendant, at Pieris’ expense and with Pieris controlling selection of counsel. To the extent that Enumeral is named as a co-defendant, Enumeral shall have the right to participate with counsel of its choice, at Enumeral’s expense. Neither Party shall enter into any settlement of any claim described in this Section 11.4 that affects the other Party’s rights or interests, without such other Party’s written consent, which consent shall not be unreasonably withheld or delayed. In any event, the Parties shall reasonably assist one another and cooperate in such litigation.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12. Miscellaneous.

12.1 Bankruptcy. All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Enumeral to Pieris are, and shall be deemed to be, for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that Pieris, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

12.2 Limitation on Damages. Other than the representations and warranties set forth herein, Pieris and Enumeral disclaim all other warranties, whether express or implied, with respect to each of their obligations hereunder, including whether one or more Products can be successfully developed or marketed. In no event shall either Pieris or Enumeral be liable for special, indirect, incidental or consequential damages arising out of this Agreement based on contract, tort or any other legal theory.

12.3 Dispute Resolution. In the event of any controversy, claim or counterclaim arising out of or in relation to this Agreement, the Parties will first attempt to resolve such controversy or claim through good-faith negotiation between Pieris’ CEO and Enumeral’s CEO, for a period of not less than thirty (30) days following written notification of such controversy or claim to the other Party. If such controversy or claim cannot be resolved by means of such negotiations during such period, then it will be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The place of arbitration will be New York, the language to be used in the arbitration proceedings will be English. Notwithstanding the foregoing, nothing shall prevent either Party from seeking injunctive or other similar equitable relief in in the venue permitted by Section 12.4.

12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to its conflict of laws principles. Subject to Section 12.3, the Parties consent to the exclusive jurisdiction of the state and federal courts of New York in the event that there is a dispute related to this Agreement.

12.5 Assignment. This Agreement may not be assigned or transferred by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party shall have the right to assign this Agreement to its Affiliates or to a Third Party in connection with: (i) an acquisition (of or by), a consolidation with, or merger into, any other corporation or other entity or person; (ii) any corporate reorganization wherein there is a change of control; or (iii) the sale of its assets to which this Agreement relates; provided, however, that in any such transaction the assignee expressly obligates itself in a written instrument delivered to the non-assigning Party to this Agreement, on or before the date of closing of such transaction, to fully perform all of the obligations of the assigning Party under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to the assigning Party, and subsequent assignees in like manner, provided that in each instance of assignment, the assignee provides the writing specified above to the non-assigning Party to this Agreement prior to the date of closing of such transaction.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12.6 Entire Understanding. This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral.

12.7 Unenforceable Provisions and Severability. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However, the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

12.8 Waiver and Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance or to exercise any right arising out of any provisions shall in no manner affect the rights at a later time to enforce the same. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party. No single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. Except as expressly set forth in this Agreement, all rights and remedies available to a party, whether under this Agreement or afforded by applicable laws or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such party.

12.9 Non-Use of Names. Pieris shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory”, the “Whitehead Institute for Biomedical Research”, “Harvard University”, “Massachusetts General Hospital” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, directors, officers, faculty, students, employees, or agents, or any trademark owned by MIT, the Whitehead Institute for Biomedical Research, Harvard University, and Massachusetts General Hospital, in any advertising, promotional or sales material or other public announcement or disclosure, including any document employed to obtain funds or financing related to this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.

Pieris Pharmaceuticals Inc.		Enumeral Biomedical Holdings Inc.

By:	/s/ Stephen S. Yoder	By:	/s/ John J. Rydzewski

Name:	Stephen Yoder	Name:	John J. Rydzewski

Title:	President and CEO	Title:	Executive Chairman

Date:	June 6, 2016	Date:	June 6, 2016

Pieris Pharmaceuticals GmbH

By:	/s/ Stephen S. Yoder

Name:	Stephen Yoder

Title:	President and CEO

Date:	June 6, 2016

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Patent Rights as of the Effective Date

The subject matter that pertains to the First Antibody and the Subsequent Antibodies (but not subject matter that would apply to a different antibody) in the following patent applications:

Patent Application No.	Filing Date

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

First Antibody Description

[***, 1 page]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C

Subsequent Antibody Descriptions

Enumeral antibodies against [***] and [***], including humanized or chimeric sequences and other Know-How generated through the Option Exercise Date, to be described with specificity, in the event that one or both Subsequent Antibody Options are exercised.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.